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                         CONSENT OF BEARD & COMPANY INC.
                              INDEPENDENT AUDITORS








We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-15150) pertaining to the Juniata Valley Financial Corp. Employee Stock Purchase Plan, of the financial statements of the Juniata Valley Financial Corp. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended June 30, 2000.







                                        /S/ BEARD & COMPANY, INC.









Harrisburg, Pennsylvania
September 27, 2000






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